SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) FEBRUARY 26, 1997


                             INFOSAFE SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)


                                    DELAWARE

                 (State or other jurisdiction of incorporation)


            0-25362                                  13-3645702
------------------------                    -------------------------------
(Commission File Number)                   (IRS Employer Identification No.)


                     342 MADISON AVENUE, NEW YORK, NY 10173
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (212) 867-7200

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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
ITEM 5.  OTHER ITEMS

         Infosafe Systems, Inc. (the "Company") has closed on $3,000,000 of a private placement of units, each unit consisting of 15,874 IPO Units, each IPO Unit being identical to the IPO Units issued in the Company's initial public offering. Each IPO Unit consists of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant. The closings were held on February 18, 1997 as to $1,000,000 of the private placement and on February 25, 1997 as to $2,000,000 of the private placement. The net proceeds from the private placement are approximately $2,491,000 to date. The maximum offering size of the private placement is $5,000,000.

         As previously announced, the Company has received a notice from the Nasdaq Stock Market that its securities would be delisted from the Nasdaq SmallCap Stock Market for failure to meet the amount of total assets required for continued listing. The Company's securities will remain listed on the Nasdaq SmallCap Market pending review of their continued listing by a Panel of the NASD Board of Governors after a hearing which is scheduled to be held on March 6, 1997.

         Set forth below is a pro forma balance sheet of the Company at October 31, 1996, giving effect to the closing of $3,000,000 of units issued in the private placement and the receipt of the net proceeds therefrom:

                    PRO FORMA BALANCE SHEET, OCTOBER 31, 1996
                    -----------------------------------------

                                                                     Pro Forma
                                                    October 31,     October 31,
                                                       1996            1996(1)
                                                    (unaudited)     (unaudited)
                                                    -----------     -----------
Current assets:
     Cash and cash equivalents                       $  85,302        $  85,302
     Accounts receivable -- net of allowance
       for doubtful accounts of $5,000                  18,410           18,410
     Marketable securities --
       available-for-sale                              552,838        3,044,238
     Prepaid expenses and other assets                  96,429           96,429
                                                    ----------       -----------
                  Total current assets                 752,979        3,244,379

     Equipment held for lease                          379,283          379,283
     Software development costs -- net of
       amortization of $105,903                        100,912          100,912
     Fixed assets                                      277,031          277,031
     Patents, copyrights and trademark -- net of
       amortization of $25,561                          59,070           59,070
     Deposits and other                                 40,312           40,312
                                                    ----------       ----------

          TOTAL                                     $1,609,587       $4,100,987
                                                    ----------       ----------
                                                    ----------       ----------



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
Current liabilities
     Accounts payable                             $   215,278       $   215,278
     Purchase Agreement                                85,000            85,000
     Current portion of capital lease obligation        9,574             9,574
     Accrued expenses                                  51,927            51,927
     Due to stockholders                              185,202           185,202
                                                   ----------        ----------
         Total current liabilities                    546,981           546,981

Capital lease obligation -- less current portion        7,874             7,874
                                                   ----------        ----------
         Total liabilities                            554,855           554,855
                                                   ----------        ----------

Common Stock
     Class A common stock                              29,403            38,928
     Class B common stock                               1,369             1,369
     Class E-1 common stock                            13,436            13,436
     Class E-2 common stock                            13,436            13,436
Additional paid-in capital                          9,754,282        12,236,157
(Deficit) accumulated during the
  development stage                                (8,758,354)       (8,758,354)
Unrealized gain on marketable securities                1,160             1,160
                                                   ----------        ----------
          Total stockholders' equity                1,054,732         3,546,132
                                                   ----------        ----------

                           TOTAL                   $1,609,587        $4,100,987
                                                   ----------        ----------
                                                   ----------        ----------


(1) Pro forma to give effect to the receipt of aggregate net proceeds through 2/25/97 of $2,491,400 from a $3,000,000 private placement.

         The assets and stockholders' equity shown in the foregoing pro forma, which does not give effect to the Company's net losses after October 31, 1996, exceed the assets and stockholders' equity required for continued listing on the Nasdaq SmallCap Market. The Company's total assets and stockholders' equity, after adjusting for the Company's net losses subsequent to October 31, 1996, will be materially in excess of the levels required for continued listing on the Nasdaq SmallCap Market.

         While the Company presently meets the requirements for continued listing, and is optimistic that its securities will continue to be listed on the Nasdaq SmallCap Market, there can be no assurances as to the results of the hearing.



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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INFOSAFE SYSTEMS, INC.


                                  By:      /S/ ARTHUR R. MEDICI
                                           --------------------
                                           Arthur R. Medici, President and
                                           Chief Executive Officer


Date:  February 26, 1997



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